UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 28, 2013

TNI BioTech, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

___________	20-1968162
(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(888) 613-8802
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Documents or Statements to Security Holders

TNI BioTech Inc. (the “Company”) issued a press release on Friday, June 7, 2013, stating that effective as of the opening of business on Monday, June 10, 2013, the Company will require the mandatory exchange of all existing common stock certificates issued under any prior CUSIP number for new stock certificates with the new CUSIP number: 872608203.

The mandatory share certificate exchange is to resolve issues affecting the settlement of trades in the Company’s common stock, provide clarity and uniformity in the market place, and to ensure the security of all legitimate shareholders of the Company. Subsequent to the mandatory share certificate exchange, the management of the Company anticipates that any confusion or inconsistency with the processing of certificates by brokers or clearing agents will be resolved.

Persons who currently hold shares of the Company are required to surrender or direct their broker to surrender their common stock certificates to the Company’s transfer agent, Direct Transfer LLC. Upon receipt of the certificate, Direct Transfer LLC will issue a new certificate with the same number of shares, but bearing the name TNI BioTech, Inc. and the new CUSIP number: 872608203.

Persons who currently hold their shares in brokerage accounts or “street name” are required to present their common stock certificates if still in certified form. To complete this mandatory exchange, shareholders must surrender or direct their broker to surrender their old stock certificates to the Company’s transfer agent, Direct Transfer LLC. Direct Transfer LLC’s contact information is:

Direct Transfer LLC
500 Perimiter Park Drive Suite D
Morrisville, North Carolina 27560

Upon receipt of the old certificate, the transfer agent will issue to holders a new certificate with the same number of shares but bearing the name TNI BioTech, Inc. with the updated CUSIP number.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.      Description

20.1	Press release dated June 7, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

Date: June 7, 2013	By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer

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